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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-134623, 333-134559, 333-120678, 333-119371, 333-109734, 333-103660, 333-108023, 333-75862, 333-64943, 333-32186, 333-123152, 333-54142, 333-96365 and 333-90137) and Form S-8 (Nos. 333-14845, 333-148454, 333-136937, 333-118065, 333-106388, 333-101908, 333-99739, 333-65385, 333-65383, 333-60168, 333-60152, 333-54140, 333-49522, 333-32178, 333-25707, 333-124210, 333-126225 and 333-132248) of Cubist Pharmaceuticals, Inc. of our report dated February 29, 2008 relating to the financial statements, financial statements schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 29, 2008

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  Exhibit 23.1